UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 12, 2013

(Date of earliest event reported)

Corning Natural Gas Corporation Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective November 12, 2013, pursuant to a previously announced plan to implement a holding company reorganization, all of the outstanding shares of Corning Natural Gas Corporation, a New York corporation ("Corning Gas") were exchanged for shares of Corning Natural Gas Holding Corporation (the "Holding Corp.") and Corning Gas became a wholly owned subsidiary of Holding Corp. The transaction, consummated pursuant to the Agreement and Plan of Share Exchange, dated September 11, 2013, between Corning Natural Gas Holding Corporation and Corning Natural Gas Corporation, was approved by more than two-thirds of Corning Gas's shareholders at a meeting on November 6, 2013. The transaction was effective upon the filing of a certificate of exchange with the New York Department of State.

At the effective time of the reorganization, all of the outstanding shares of common stock of Corning Gas were converted into shares of Holding Corp. common stock and all certificates representing shares of common stock of Corning Gas prior to the effective time of the reorganization automatically represent shares of Holding Corp. common stock.

As of the effective time, Holding Corp. adopted the Corning Natural Gas Corporation 2007 Stock Option Plan. Outstanding options to purchase the common stock of Corning Gas were automatically converted into options to purchase an equal number of shares the common stock of the Holding Corp.

The directors and executive officers of Holding Corp. immediately after completion of the reorganization are the same persons who were directors of and executive officers of Corning Gas immediately prior to the reorganization. Corning Gas's natural gas distribution and transmission business will continue to operate as is has historically. Corning Gas continues to be subject to the regulation of the New York Public Service Commission.

Corning Gas intends to cause the interests it holds through its subsidiary Corning Natural Gas Appliance Corporation in two joint ventures, Leatherstocking Gas Company, LLC and Leatherstocking Pipeline, LLC, to be transferred to Holding Corp.

The shares of the common stock of Holding Corp. were registered under the Securities Act of 1933, as amended, on Form S-4 (File No. 333-190348) which was declared effective on September30, 2013. The common stock of Corning Natural Gas Holding Corporation, par value $0.01 per share, is registered under Section 12(g) of the Securities and Exchange Act of 1934, as amended, as a successor to Corning Natural Gas Corporation as provided in Rule 12g-3(a).

The description of the holding company formation set forth in this Item 8.01 is qualified in its entirety by reference to the full text of the Agreement and Plan of Share Exchange which was filed on Corning Gas's Form 8-K on October 4, 2013 and is incorporated by reference into this Item 8.01, and the Certificate of Exchange filed with the New York Department of State on November12, 2103, a copy of which is attached hereto as Exhibit 3.1. A copy of the joint press release of Corning Gas and Holding Corp. announcing the reorganization is attached hereto as Exhibit 99.1

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Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Certificate of Exchange of Shares of Common Stock of Corning Natural Gas Corporation for Shares of Common Stock of Corning Natural Gas Holding Corporation, dated November 6, 2013, and filed by the New York Department of State on November 12, 2013

Exhibit 4.1 Agreement and Plan of Share Exchange, dated September 11, 2013, between Corning Natural Gas Holding Corporation and Corning Natural Gas Corporation

Exhibit 99.1 Joint Press Release of Corning Natural Gas Corporation and Corning Natural Gas Holding Corporation, dated November 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

Dated: November 12, 2013

By: /s/ Michael I. German

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name	Location
3.1

Certificate of Exchange of Shares of Common Stock of Corning Natural Gas Corporation for Shares of Common Stock of Corning Natural Gas Holding Corporation, dated November 6, 2013, and filed by the New York Department of State on November 12, 2013

Filed herewith
4.1	Agreement and Plan of Share Exchange, dated September 11, 2013, between Corning Natural Gas Holding Corporation and Corning Natural Gas Corporation	Incorporated by reference to Corning Natural Gas Corporation (File No. 000-0643) Form 8-K, filed on October 4, 2013
99.1	Joint Press Release of Corning Natural Gas Corporation and Corning Natural Gas Holding Corporation, dated November12, 2013	Filed herewith

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